Exhibit 99.1
news release
QLT NAMES DIPAK PANIGRAHI, M.D., AS CHIEF MEDICAL OFFICER
Dr. Panigrahi, an industry-experienced ophthalmologist, to lead Company’s ocular-focused development program
For Immediate Release
April 12, 2010
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) (“QLT” or the “Company”) today announced that Dipak Panigrahi, M.D., will join QLT as Senior Vice-President, Research and Development and Chief Medical Officer, reporting to Bob Butchofsky, President and Chief Executive Officer, effective in May 2010.
“Dr. Panigrahi brings to QLT many years of applied clinical experience and a comprehensive knowledge of ocular drug and device development. We are delighted to have him join us to lead our R&D programs as we continue to develop innovative vision-saving therapies and devices,” said Mr. Butchofsky. “We believe that Dr. Panigrahi has the ability to lead our development programs and to provide additional strategic leadership in research and regulatory affairs. His impressive background and previous success in retina and glaucoma research and development will be invaluable to the Company as we continue to build, strengthen, and develop our ocular pipeline.”
“I am excited and pleased to be joining QLT which will allow me to put my scientific and clinical experience to work in the rapidly evolving field of ophthalmology,” stated Dr. Panigrahi. “I look forward to building on the prior success of QLT’s industry-leading research as we bring forward meaningful vision-saving treatments for patients and physicians.”
Dr. Panigrahi will be responsible for the QLT Research and Development portfolio, including clinical, pharmaceutical, and formulation development, as well as regulatory affairs. He has extensive experience in ophthalmology practice and research in a number of settings. Most recently, he was Vice President, Glaucoma Development at Alcon Laboratories, Inc., where he was responsible for managing the development of the company’s glaucoma franchise. Prior to Alcon, Dr. Panigrahi was the Director of Ophthalmology at Merck & Co., Inc., where he planned, developed and supervised all aspects of global ophthalmic drug and device development for the retinal and glaucoma therapeutic areas.
Dr. Panigrahi received his B.A. in Psychology from The Johns Hopkins University in Baltimore, MD and his Masters degree and Medical Doctorate from The Medical College of Pennsylvania-Hahnemann School of Medicine in Philadelphia, PA. He completed his clinical training in ophthalmology at the Georgetown — Washington Hospital Center in Washington, D.C. He then practiced ophthalmology and conducted clinical research while being a staff ophthalmologist at the Scheie Eye Institute at the University of Pennsylvania in Philadelphia, PA and The Georgetown-Washington Hospital Center.

About QLT
QLT Inc. is a pharmaceutical company dedicated to the development and commercialization of innovative therapies for the eye. We are focused on our commercial product Visudyne® for the treatment of wet-AMD, developing drugs to be delivered in our proprietary punctal plug delivery system, as well as developing our synthetic retinoid program for the treatment of certain inherited retinal diseases. For more information, visit our website at www.qltinc.com.

QLT Inc.
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
kpeterson@qltinc.com
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
cyang@troutgroup.com
Or
Boston, Massachusetts, USA
Tricia Swanson
Telephone: 617-583-1306
tswanson@troutgroup.com
Visudyne® is a registered trademark of Novartis AG.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of applicable Canadian securities laws. Forward looking statements include, but are not limited to: statements concerning the development of our research and development programs and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “believes,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: the Company’s future operating results are uncertain and likely to fluctuate; the risk that future sales of Visudyne may be less than expected; uncertainties relating to the timing and results of the clinical development and commercialization of our products and technologies (including combination therapy and our punctal plug technology) and the associated costs of these programs; the timing, expense and uncertainty associated with the regulatory approval process for products; uncertainties regarding the impact of competitive products and pricing; risks and uncertainties associated with the safety and effectiveness of the technology; risks and uncertainties related to the scope, validity, and enforceability of intellectual property rights related to our products and technology and the impact of patents and other intellectual property of third parties; general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.